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                                                                  EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We consent to the incorporation by reference in the registration statements of Clean Harbors, Inc. on Form S-8 (Files No. 33-22638 and No. 33-51452) of our report dated January 31, 1995 on our audits of the consolidated financial statements and the financial statement schedule of Clean Harbors, Inc. as of December 31, 1994, 1993 and 1992, which report is included in Item 8 of this Form 10-K.






                                                 Coopers & Lybrand L.L.P.
      Boston, Massachusetts
      February 17, 1995




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